Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY 2869889 ONTARIO INC., AN INDIRECT, WHOLLY-OWNED SUBSIDIARY OF VISTON UNITED SWISS AG, TO PURCHASE ALL ISSUED AND OUTSTANDING COMMON SHARES OF PETROTEQ ENERGY INC. (INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING AFTER THE DATE OF THE OFFER BUT PRIOR TO THE EXPIRY TIME (AS DEFINED HEREIN)).

NOTICE OF GUARANTEED DELIVERY

for deposit of Common Shares

of

PETROTEQ ENERGY INC.

pursuant to the offer dated October 25, 2021 made by

2869889 ONTARIO INC., an indirect, wholly-owned subsidiary of

VISTON UNITED SWISS AG

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON FEBRUARY 7, 2022 (THE “EXPIRY TIME”) UNLESS THE OFFER IS ACCELERATED, EXTENDED OR WITHDRAWN IN ACCORDANCE WITH ITS TERMS.

  USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT:

1.	YOUR COMMON SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE,

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER OF YOUR COMMON SHARES ON A TIMELY BASIS, OR

3.	YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated October 25, 2021 (the “Offer”) made by 2869889 Ontario Inc. (the “Offeror”), an indirect, wholly-owned subsidiary of Viston United Swiss AG to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding common shares (the “Common Shares”) of Petroteq Energy Inc. (“Petroteq”), which includes any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the exercise, exchange or conversion of the options, warrants, convertible debentures and any securities of Petroteq that are exercisable or exchangeable for or convertible into Common Shares, if: (a) certificate(s) representing the Common Shares to be deposited are not immediately available; (b) the holder of Common Shares (the “Shareholder”) cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or (c) if the Shareholder is not able to deliver the certificate(s) and all other required documents to Kingsdale Advisors (the “Depositary”) at or prior to the Expiry Time at the office specified below. Pursuant to the Offer, Shareholders will receive, for each Common Share held, $0.74 in cash.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Certain capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Glossary to the Offer to Purchase and related Circular dated October 25, 2021 (the “Offer to Purchase and Circular”) have the respective meanings ascribed thereto in the Offer to Purchase and Circular.

All dollar references in this Notice of Guaranteed Delivery refer to Canadian dollars, except where otherwise indicated.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Shareholder wishes to deposit Common Shares under the Offer and: (i) the certificate(s) representing such Common Shares is (are) not immediately available; (ii) the Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis; or (iii) the certificates and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)

a properly completed and executed Notice of Guaranteed Delivery, or a manually executed facsimile hereof, including the guarantee of delivery by an Eligible Institution in the form set out below, is received by the Depositary at its office in Toronto, Ontario specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)

the certificate(s) representing all Deposited Common Shares, in proper form for transfer, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares and, all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX-V after the Expiry Time.

This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at its office in Toronto, Ontario specified on this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Common Shares and all other required documents to an address or transmission by facsimile to a facsimile number other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery. Shareholders wishing to deliver documents by hand should contact the Depositary to make arrangements for such delivery and comply with COVID-19 protocols then in effect.

An “Eligible Institution” means a Canadian Schedule I chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks in Canada or the United States.

The undersigned understands and acknowledges that payment for Common Shares deposited and taken up by the Offeror under the Offer will be made only after timely receipt by the Depositary of (i) the certificate(s) representing the Common Shares (or, in the case of a book-entry transfer to the Depositary, a Book-Entry Confirmation for the Common Shares), (ii) a Letter of Transmittal, properly completed and duly executed, as required by the instructions set out in the Letter of Transmittal (including signatures guaranteed, if so required) or, in the case of Common Shares deposited by book-entry transfer, a Book-Entry Confirmation and, (iii) all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the second trading day on the TSX after the Expiry Time.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary to persons depositing Common Shares by reason of any delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer, and that the consideration for the Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Common Shares delivered to the Depositary before the Expiry Time, even if the certificate(s) representing all of the deposited Common Shares, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”, are not so delivered to the Depositary and, therefore, payment by the Depositary on account of such Common Shares is not made until after the take up and payment for the Common Shares under the Offer.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Questions and requests for assistance in accepting the Offer and in depositing Common Shares with the Depositary may be directed to the Depositary and Information Agent within North America toll-free at 1-866-581-1024, outside North America at 1-416-867-2272 or by e-mail at contactus@kingsdaleadvisors.com. Shareholders may also contact their brokers or other intermediaries for assistance concerning the Offer.

TO:                      2869889 ONTARIO INC., an indirect, wholly-owned subsidiary of VISTON UNITED SWISS AG

AND TO:             KINGSDALE ADVISORS, as Depositary

Kingsdale Advisors The Exchange Tower 130 King St W, Suite #2950 Toronto, ON M5X 1K6	North America Toll-Free: 1-866-581-1024 Outside North America: 1-416-867-2272 Email: contactus@kingsdaleadvisors.com

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO LISTED ON THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) REPRESENTING THE COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

DEPOSITS OF COMMON SHARES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF SHAREHOLDERS IN ANY JURISDICTION IN WHICH THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE UNDERSIGNED HEREBY DECLARES THAT THE UNDERSIGNED IS NOT ACTING FOR THE ACCOUNT OR BENEFIT OF A PERSON FROM SUCH A JURISDICTION AND IS NOT IN, OR DELIVERING THIS NOTICE OF GUARANTEED DELIVERY FROM, SUCH A JURISDICTION.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

DESCRIPTION OF COMMON SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)

Certificate Number(s) (if available)	Name(s) in which Registered (please fill in exactly as name(s) appear(s) on certificate(s))	Number of Common Shares Represented by Certificate*	Number of Common Shares Deposited*

TOTAL:

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code / Zip Code

E-mail	Daytime Telephone Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Common Shares deposited hereby, in proper form for transfer together with delivery of a properly completed and executed Letter of Transmittal or a manually executed facsimile thereof with any required signature guarantee (or, in the case of a book-entry transfer of Common Shares, a Book-Entry Confirmation with respect to all Common Shares deposited hereby and, all other documents required by the Letter of Transmittal all prior to 5:00 p.m. (Toronto time) on the second trading day on the TSX after the Expiry Time.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal Code / Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Depositary and Information Agent for the Offer is:

Kingsdale Advisors The Exchange Tower 130 King St W, Suite #2950 Toronto, ON M5X 1K6	North America Toll-Free: 1-866-581-1024 Outside North America: 1-416-867-2272 Email: contactus@kingsdaleadvisors.com

Questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer to Purchase and Circular may be directed by holders of Common Shares to the Depositary and the Information Agent at the telephone numbers and locations set out above. You may also contact your broker or other intermediary for assistance concerning the Offer. To keep current with further developments and information about the Offer, visit www.PetroteqOffer.com or scan the QR code above.